Exhibit 99.1

News Release

LASALLE HOTEL PROPERTIES REPORTS SECOND QUARTER 2017 RESULTS
Completes Sale of Westin Philadelphia for $135.0 Million

BETHESDA, MD, July 19, 2017 -- LaSalle Hotel Properties (NYSE: LHO) today announced results for the quarter ended June 30, 2017. The Company’s results include the following:

	Second Quarter			Year-to-Date
	2017	2016	% Var.	2017	2016	% Var.
	($'s in millions except per share/unit data)

Net income attributable to common shareholders(1)	$55.5	$55.2	0.5%	$131.6	$61.2	115.0%
Net income attributable to common shareholders per diluted share(1)	$0.49	$0.49	0.0%	$1.16	$0.54	114.8%

RevPAR(2)	$227.31	$231.02	-1.6%	$202.86	$203.27	-0.2%
Hotel EBITDA Margin(2)	38.2%	38.6%		33.5%	33.6%
Hotel EBITDA Margin Growth(2)	-40 bps			-5 bps

Total Revenues	$307.0	$351.1	-12.6%	$561.4	$611.2	-8.1%
EBITDA(1,2)	$118.5	$127.6	-7.1%	$254.1	$190.5	33.4%
Adjusted EBITDA(2)	$110.4	$130.5	-15.4%	$172.2	$195.5	-11.9%
Note: Adjusted EBITDA in the second quarter of 2016 included $15.6 million for assets that the Company sold between July 2016 and April 2017. Year-to-date adjusted EBITDA in 2016 included $23.0 million for assets that the Company sold between July 2016 and April 2017.

FFO(2)	$88.5	$104.1	-15.0%	$137.5	$157.7	-12.8%
Adjusted FFO(2)	$91.5	$107.0	-14.5%	$142.8	$162.7	-12.2%
FFO per diluted share/unit(2)	$0.78	$0.92	-15.2%	$1.21	$1.39	-12.9%
Adjusted FFO per diluted share/unit(2)	$0.81	$0.95	-14.7%	$1.26	$1.44	-12.5%

(1) 2017 net income and EBITDA (as defined below) include $85.5 million of gains from the sales of the Hotel Deca, Lansdowne Resort, Alexis Hotel, Hotel Triton, and the Westin Philadelphia.

(2) See tables later in this press release, which list adjustments that reconcile net income attributable to common shareholders to earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, funds from operations attributable to common shareholders and unitholders (“FFO”), FFO per share/unit, adjusted FFO, adjusted FFO per share/unit and pro forma hotel EBITDA. EBITDA, adjusted EBITDA, FFO, FFO per share/unit, adjusted FFO, adjusted FFO per share/unit and hotel EBITDA are non-GAAP financial measures. See further discussion of these non-GAAP measures and reconciliations to net income later in this press release. Room revenue per available room (“RevPAR”) is presented on a pro forma basis to reflect hotels in the Company’s current portfolio. See “Statistical Data for the Hotels - Pro Forma” later in this press release.

“Despite softening RevPAR in the face of increasing hotel supply in our markets, we remain proud that our teams are operating with excellent efficiency across the portfolio, as evidenced by our 38.2% hotel EBITDA margin during the second quarter,” said Michael D. Barnello, President and Chief Executive Officer of LaSalle Hotel Properties.

Second Quarter Results

▪	Net Income: The Company’s net income attributable to common shareholders was $55.5 million, which increased 0.5% from the second quarter of 2016.

▪	RevPAR: The Company’s second quarter RevPAR decreased 1.6% to $227.31, driven by a 0.5% decline in average daily rate to $257.86 and a 1.1% reduction in occupancy to 88.2%.

▪
Hotel EBITDA Margin: The Company’s hotel EBITDA margin was 38.2%, which was 40 basis points below that of the comparable prior year period. The Company’s hotel expenses declined by 2.1% from the second quarter of 2016.

▪
Adjusted EBITDA: The Company’s adjusted EBITDA was $110.4 million, a decrease of $20.1 million from the second quarter of 2016. Second quarter 2016 adjusted EBITDA included $15.6 million from six assets the Company sold between July 2016 and April 2017: Indianapolis Marriott Downtown, the mezzanine loan on Shutters on the Beach and Casa Del Mar, Hotel Deca, Lansdowne Resort, Alexis Hotel, and Hotel Triton.

▪	Adjusted FFO: The Company generated adjusted FFO of $91.5 million, or $0.81 per diluted share/unit, compared to $107.0 million, or $0.95 per diluted share/unit, for the comparable prior year period.

Year-to-Date Results

▪
Net Income: The Company’s net income attributable to common shareholders was $131.6 million, which increased 115.0% from the first half of 2016, due in part to $85.5 million in combined gains relating to the sales of Hotel Deca, Lansdowne Resort, Alexis Hotel, Hotel Triton, and Westin Philadelphia.

▪	RevPAR: The Company’s RevPAR was approximately flat, decreasing 0.2% to $202.86. Average daily rate grew by 0.3% to $244.36 and was offset by a 0.5% decline in occupancy to 83.0%.

▪
Hotel EBITDA Margin: The Company’s hotel EBITDA margin was 33.5%, which was a 5 basis point drop from the comparable prior year period. The Company’s hotel expenses declined by 1.7% from the first half of 2016.

▪
Adjusted EBITDA: The Company’s adjusted EBITDA was $172.2 million, a decrease of $23.3 million from the first half of 2016. First half 2016 adjusted EBITDA included $23.0 million from six assets the Company sold between July 2016 and April 2017.

▪	Adjusted FFO: The Company generated adjusted FFO of $142.8 million, or $1.26 per diluted share/unit, compared to $162.7 million, or $1.44 per diluted share/unit, for the comparable prior year period.

Disposition and Investment Activity

▪
Asset Sales: The Company completed two asset sales during the second quarter for $149.3 million, at an average 7.8% trailing net operating income (“NOI”) capitalization rate. The Company will use proceeds from the asset sales for general corporate purposes.

•	In April 2017, the Company sold its leasehold interest in Hotel Triton in San Francisco, California for $14.3 million, which reflected a 7.8% trailing NOI capitalization rate.

•
In June 2017, the Company sold the Westin in Philadelphia, Pennsylvania for $135.0 million, which reflected a 7.8% trailing NOI capitalization rate, adjusted for the approximate impact of the Democratic National Convention in July 2016.

▪
Capital Investments: During the quarter, the Company invested $24.7 million of capital in its hotels, of which the majority was for upcoming renovations at the end of 2017. The two largest projects upcoming are lifecycle rooms renovations at Westin Copley Place in Boston, Massachusetts and Paradise Point Resort & Spa in San Diego, California.

Balance Sheet and Capital Markets Activities

▪
Balance Sheet Summary as of June 30, 2017: The Company had total outstanding debt of $1.1 billion, and total net debt to trailing 12 month Corporate EBITDA (as defined in the financial covenant section of the Company’s senior unsecured credit facility, adjusted for all cash and cash equivalents on its balance sheet) was 1.9 times. The Company’s fixed charge coverage ratio was 5.8 times, and its weighted average interest rate for the second quarter was 2.8%. The Company had capacity of $772.5 million available on its credit facilities, in addition to $461.4 million of cash and cash equivalents on its balance sheet.

▪
Series H Preferred Share Redemption: On May 4, 2017, the Company redeemed all 2,750,000 of its issued and outstanding 7.5% Series H Cumulative Redeemable Preferred Shares. The cash redemption price for the shares was $25.00 per share, plus accrued and unpaid dividends through the redemption date.

▪	Share Repurchase: The Company did not acquire any common shares during the second quarter of 2017 or to date during the third quarter of 2017.

Dividend
On June 15, 2017, the Company declared a second quarter 2017 dividend of $0.45 per common share of beneficial interest. The dividend represents an annual run rate of $1.80 per share and a 5.9% yield based on the closing share price on July 18, 2017.

Earnings Call
The Company will conduct its quarterly conference call on Thursday, July 20, 2017 at 11:00 AM eastern time. To participate in the conference call, please dial (877) 857-6163. Additionally, a live webcast of the conference call will be available through the Company’s website. A replay of the conference call webcast will also be archived and available online through the Investor Relations section of the Company’s website.

About LaSalle Hotel Properties
LaSalle Hotel Properties is a leading multi-operator real estate investment trust. The Company owns 41 properties, which are upscale, full-service hotels, totaling approximately 10,400 guest rooms in 11 markets in seven states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale, full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging groups, including Hilton Hotels Corporation, Marriott International, Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, Two Roads Hospitality, Davidson Hotel Company, Kimpton Hotel & Restaurant Group, LLC, Accor, HEI Hotels & Resorts, JRK Hotel Group, Inc., Viceroy Hotel Group, Highgate Hotels, Access Hotels & Resorts, and Provenance Hotels.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words “will,” "believe," "expect," "intend," "anticipate," "estimate," "project," “may,” “plan,” “seek,” “should,” or similar expressions. Forward-looking statements in this press release include, among others, statements about the Company’s asset management strategies, use of sale proceeds and capital expenditure program. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) risks associated with the hotel industry, including competition for guests and meetings from other hotels and alternative lodging companies, increases in wages, energy costs and other operating costs, potential unionization or union disruption, actual or threatened terrorist attacks, any type of flu or disease-related pandemic and downturns in general and local economic conditions, (ii) the availability and terms of financing and capital and the general volatility of securities markets, (iii) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act of 1990, as amended, and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to maintain its qualification as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns, (ix) the risk of a material failure, inadequacy, interruption or security failure of the Company’s or the hotel managers’ information technology networks and systems, and (x) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company's expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

# # #
Additional Contacts:
Kenneth G. Fuller or Max D. Leinweber - 301/941-1500
For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com.

LASALLE HOTEL PROPERTIES
Consolidated Statements of Operations and Comprehensive Income
(in thousands, except share data)
(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenues:
Hotel operating revenues:
Room	$222,385	$245,286	$400,750	$426,706
Food and beverage	59,308	79,025	111,612	135,372
Other operating department	22,118	24,457	42,485	45,100
Total hotel operating revenues	303,811	348,768	554,847	607,178
Other income	3,233	2,319	6,602	4,013
Total revenues	307,044	351,087	561,449	611,191
Expenses:
Hotel operating expenses:
Room	55,271	58,963	107,594	111,254
Food and beverage	40,132	49,994	79,280	92,902
Other direct	2,654	4,973	6,838	8,656
Other indirect	73,177	80,283	142,833	152,198
Total hotel operating expenses	171,234	194,213	336,545	365,010
Depreciation and amortization	44,066	48,841	91,329	96,469
Real estate taxes, personal property taxes and insurance	14,089	16,919	30,204	33,110
Ground rent	3,823	4,108	7,208	7,921
General and administrative	6,917	7,643	13,471	13,473
Other expenses	1,559	2,327	3,477	4,505
Total operating expenses	241,688	274,051	482,234	520,488
Operating income	65,356	77,036	79,215	90,703
Interest income	315	1,676	457	3,330
Interest expense	(9,423)	(11,482)	(19,250)	(23,349)
Loss from extinguishment of debt	0	0	(1,706)	0
Income before income tax expense	56,248	67,230	58,716	70,684
Income tax expense	(5,003)	(7,610)	(230)	(1,990)
Income before gain on sale of properties	51,245	59,620	58,486	68,694
Gain on sale of properties	11,156	0	85,514	0
Net income	62,401	59,620	144,000	68,694
Net income attributable to noncontrolling interests:
Noncontrolling interests in consolidated entities	(8)	(8)	(8)	(8)
Noncontrolling interests of common units in Operating Partnership	(83)	(81)	(193)	(96)
Net income attributable to noncontrolling interests	(91)	(89)	(201)	(104)
Net income attributable to the Company	62,310	59,531	143,799	68,590
Distributions to preferred shareholders	(4,387)	(4,355)	(9,792)	(7,397)
Issuance costs of redeemed preferred shares	(2,401)	0	(2,401)	0
Net income attributable to common shareholders	$55,522	$55,176	$131,606	$61,193

LASALLE HOTEL PROPERTIES
Consolidated Statements of Operations and Comprehensive Income - Continued
(in thousands, except share data)
(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2017	2016	2017	2016
Earnings per Common Share - Basic:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.49	$0.49	$1.16	$0.54
Earnings per Common Share - Diluted:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.49	$0.49	$1.16	$0.54
Weighted average number of common shares outstanding:
Basic	112,951,714	112,784,976	112,937,794	112,766,734
Diluted	113,342,151	113,113,253	113,347,580	113,119,556

Comprehensive Income:
Net income	$62,401	$59,620	$144,000	$68,694
Other comprehensive income:
Unrealized loss on interest rate derivative instruments	(1,675)	(5,971)	(551)	(20,223)
Reclassification adjustment for amounts recognized in net income	498	1,730	1,483	3,510
	61,224	55,379	144,932	51,981
Comprehensive income attributable to noncontrolling interests:
Noncontrolling interests in consolidated entities	(8)	(8)	(8)	(8)
Noncontrolling interests of common units in Operating Partnership	(82)	(76)	(194)	(75)
Comprehensive income attributable to noncontrolling interests	(90)	(84)	(202)	(83)
Comprehensive income attributable to the Company	$61,134	$55,295	$144,730	$51,898

LASALLE HOTEL PROPERTIES
FFO and EBITDA
(in thousands, except share/unit data)
(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2017	2016	2017	2016
Net income attributable to common shareholders	$55,522	$55,176	$131,606	$61,193
Depreciation	43,928	48,706	91,059	96,200
Amortization of deferred lease costs	91	82	170	162
Noncontrolling interests:
Noncontrolling interests in consolidated entities	8	8	8	8
Noncontrolling interests of common units in Operating Partnership	83	81	193	96
Less: Gain on sale of properties	(11,156)	0	(85,514)	0
FFO attributable to common shareholders and unitholders	$88,476	$104,053	$137,522	$157,659
Pre-opening, management transition and severance expenses	169	2,518	251	4,064
Issuance costs of redeemed preferred shares	2,401	0	2,401	0
Loss from extinguishment of debt	0	0	1,706	0
Non-cash ground rent	460	471	925	948
Adjusted FFO attributable to common shareholders and unitholders	$91,506	$107,042	$142,805	$162,671
Weighted average number of common shares and units outstanding:
Basic	113,096,937	112,930,199	113,083,017	112,911,957
Diluted	113,487,374	113,258,476	113,492,803	113,264,779
FFO attributable to common shareholders and unitholders per diluted share/unit	$0.78	$0.92	$1.21	$1.39
Adjusted FFO attributable to common shareholders and unitholders per diluted share/unit	$0.81	$0.95	$1.26	$1.44

	For the three months ended		For the six months ended
	June 30,		June 30,
	2017	2016	2017	2016
Net income attributable to common shareholders	$55,522	$55,176	$131,606	$61,193
Interest expense	9,423	11,482	19,250	23,349
Loss from extinguishment of debt	0	0	1,706	0
Income tax expense	5,003	7,610	230	1,990
Depreciation and amortization	44,066	48,841	91,329	96,469
Noncontrolling interests:
Noncontrolling interests in consolidated entities	8	8	8	8
Noncontrolling interests of common units in Operating Partnership	83	81	193	96
Distributions to preferred shareholders	4,387	4,355	9,792	7,397
EBITDA	$118,492	$127,553	$254,114	$190,502
Pre-opening, management transition and severance expenses	169	2,518	251	4,064
Issuance costs of redeemed preferred shares	2,401	0	2,401	0
Gain on sale of properties	(11,156)	0	(85,514)	0
Non-cash ground rent	460	471	925	948
Adjusted EBITDA	$110,366	$130,542	$172,177	$195,514
Corporate expense	8,536	7,685	17,168	14,409
Interest and other income	(3,548)	(3,777)	(7,060)	(7,126)
Pro forma hotel level adjustments, net(1)	939	(13,566)	(1,743)	(18,724)
Hotel EBITDA	$116,293	$120,884	$180,542	$184,073

(1)
Pro forma excludes Mason & Rook Hotel for the period the hotel was closed for renovation during the first quarter of 2016 and the comparable period in 2017. Pro forma excludes Hotel Deca, Lansdowne Resort, Alexis Hotel and Hotel Triton due to their dispositions in 2017 and Indianapolis Marriott Downtown due to its disposition in July 2016. Westin Philadelphia is included for all periods presented.

LASALLE HOTEL PROPERTIES
Hotel Operational Data
Schedule of Property Level Results - Pro Forma(1)
(in thousands)
(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenues:
Room	$222,261	$225,827	$391,260	$394,045
Food and beverage	59,228	66,750	106,771	116,197
Other	22,728	20,338	40,833	38,263
Total hotel revenues	304,217	312,915	538,864	548,505

Expenses:
Room	55,061	54,963	104,748	104,472
Food and beverage	40,298	43,693	76,015	82,109
Other direct	2,702	2,662	5,213	5,116
General and administrative	20,753	20,635	39,186	39,027
Information and telecommunications systems	4,059	4,022	8,284	7,970
Sales and marketing	20,046	20,088	38,423	38,209
Management fees	10,938	9,857	17,722	16,631
Property operations and maintenance	9,153	9,012	18,240	17,877
Energy and utilities	6,348	6,264	12,801	12,559
Property taxes	12,531	14,074	26,372	27,600
Other fixed expenses(2)	6,035	6,761	11,318	12,862
Total hotel expenses	187,924	192,031	358,322	364,432

Hotel EBITDA	$116,293	$120,884	$180,542	$184,073

Hotel EBITDA Margin	38.2%	38.6%	33.5%	33.6%

(1)
This schedule includes the operating data for the three and six months ended June 30, 2017 for all properties owned by the Company as of June 30, 2017. Mason & Rook Hotel is excluded from the first quarter in both 2016 and 2017 because the hotel was closed for renovation during the entire first quarter of 2016. Pro forma excludes the results of operations of Hotel Deca, Lansdowne Resort, Alexis Hotel and Hotel Triton due to their dispositions in 2017 and Indianapolis Marriott Downtown due to its disposition in July 2016. Pro forma includes Westin Philadelphia.

(2)
Other fixed expenses includes ground rent expense, but excludes ground rent payments for The Roger and Harbor Court in all periods due to the hotels being subject to capital leases of land and building under GAAP. At The Roger, the base ground rent payments were $100 and $199 for the three months and six months ended June 30, 2017 and 2016, respectively. At Harbor Court, the base and participating ground rent payments were $298 and $586 for the three and six months ended June 30, 2017, respectively, and $337 and $670 for the three and six months ended June 30, 2016, respectively.

LASALLE HOTEL PROPERTIES
Statistical Data for the Hotels - Pro Forma(1)
(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2017	2016	2017	2016
Total Portfolio
Occupancy	88.2%	89.1%	83.0%	83.4%
Decrease	(1.1)%		(0.5)%
ADR	$257.86	$259.23	$244.36	$243.72
(Decrease) Increase	(0.5)%		0.3%
RevPAR	$227.31	$231.02	$202.86	$203.27
Decrease	(1.6)%		(0.2)%

	For the three months ended June 30, 2017	For the six months ended June 30, 2017
Market Detail	RevPAR Variance %
Boston	5.8%	5.3%
Chicago	(5.1)%	(3.2)%
Key West	(2.9)%	(2.5)%
Los Angeles	(2.1)%	(6.7)%
New York	1.1%	(0.5)%
Other(2)	0.7%	2.3%
Philadelphia	4.6%	2.3%
San Diego Downtown	1.3%	4.5%
San Francisco	(14.2)%	(9.3)%
Washington, DC(3)	0.0%	8.3%
Total Portfolio	(1.6)%	(0.2)%
Total Portfolio Excluding San Francisco	0.8%	1.9%

(1)
Pro forma excludes Mason & Rook Hotel for the period the hotel was closed for renovation during the first quarter of 2016 and the comparable period in 2017. Pro forma excludes Hotel Deca, Lansdowne Resort, Alexis Hotel and Hotel Triton due to their dispositions in 2017 and Indianapolis Marriott Downtown due to its disposition in July 2016. Pro forma includes Westin Philadelphia.

(2)	Other includes The Heathman Hotel in Portland, OR, Chaminade Resort in Santa Cruz, CA, L’Auberge Del Mar in Del Mar, CA and The Hilton San Diego Resort and Paradise Point Resort in San Diego, CA.

(3)	Mason & Rook Hotel is excluded for the period the hotel was closed for renovation during the first quarter of 2016 and the comparable period in 2017.

LASALLE HOTEL PROPERTIES
Statistical Data for the Hotels - Pro Forma(1) - Continued
(in millions)
(unaudited)

Prior Year Operating Data (Excluding Hotel Deca, Lansdowne Resort, Alexis Hotel, Hotel Triton, Westin Philadelphia and Indianapolis Marriott Downtown) - 2016 Comparable

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2016	2016	2016	2016	2016
Occupancy	77.6%	89.1%	90.1%	80.8%	84.4%
ADR	$226.48	$259.75	$253.38	$244.77	$246.91
RevPAR	$175.67	$231.49	$228.31	$197.81	$208.49

Total hotel revenues	$229.2	$304.6	$295.0	$263.1	$1,091.9
Less: Total hotel expenses	168.0	187.4	187.1	179.4	721.9
Hotel EBITDA	$61.2	$117.2	$107.9	$83.7	$370.0

Hotel EBITDA Margin	26.7%	38.5%	36.6%	31.8%	33.9%

Current Year Operating Data (Excluding Hotel Deca, Lansdowne Resort, Alexis Hotel, Hotel Triton and Westin Philadelphia) - 2017 Comparable

	First Quarter	Second Quarter
	2017	2017
Occupancy	77.8%	88.0%
ADR	$229.92	$257.94
RevPAR	$178.81	$226.87

Total hotel revenues	$233.6	$294.1
Less: Total hotel expenses	169.6	182.2
Hotel EBITDA	$64.0	$111.9

Hotel EBITDA Margin	27.4%	38.0%

(1)
For prior year operating data, pro forma excludes the Mason & Rook Hotel during the first quarter for comparable purposes, due to the hotel being closed for renovation during the first quarter of 2016. Pro forma excludes the results of operations of Hotel Deca, Lansdowne Resort, Alexis Hotel, Hotel Triton and Westin Philadelphia due to their dispositions in 2017 and Indianapolis Marriott Downtown due to its disposition in July 2016.

For current year operating data, pro forma excludes the results of operations of Hotel Deca, Lansdowne Resort, Alexis Hotel, Hotel Triton and Westin Philadelphia due to their dispositions in 2017.

Non-GAAP Financial Measures
FFO, EBITDA and Hotel EBITDA
The Company considers the non-GAAP measures of FFO (including FFO per share/unit), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and should be considered along with, but not as alternatives to, net income or loss as a measure of the Company’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO, EBITDA and hotel EBITDA to be helpful in evaluating a real estate company’s operations.

The White Paper on FFO approved by NAREIT in April 2002, as revised in 2011, defines FFO as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of properties and items classified by GAAP as extraordinary, plus real estate-related depreciation and amortization and impairment writedowns, and after comparable adjustments for the Company’s portion of these items related to unconsolidated entities and joint ventures. The Company computes FFO consistent with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.
With respect to FFO, the Company believes that excluding the effect of extraordinary items, real estate-related depreciation and amortization and impairments, and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of limited significance in evaluating current performance, can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common shareholders. However, FFO may not be helpful when comparing the Company to non-REITs.
With respect to EBITDA, the Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of these items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and amortization, and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrues directly to common shareholders.
With respect to hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information on the ongoing operational performance of its hotels and effectiveness of the third-party management companies operating its business on a property-level basis.
FFO, EBITDA and hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, EBITDA and hotel EBITDA are not measures of the Company’s liquidity, nor are FFO, EBITDA and hotel EBITDA indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. These measurements do not reflect cash expenditures for long-term assets and other items that have been and will be incurred. FFO, EBITDA and hotel EBITDA may include funds that may not be available for management’s discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties. To compensate for this, management considers the impact of these excluded items to the extent they are material to operating decisions or the evaluation of the Company’s operating performance.
Adjusted FFO and Adjusted EBITDA
The Company presents adjusted FFO (including adjusted FFO per share/unit) and adjusted EBITDA, which adjusts for certain additional items including gains on sale of property and impairment losses (to the extent included in EBITDA), acquisition transaction costs, costs associated with the departure of executive officers, costs associated with the recognition of issuance costs related to the calling of preferred shares and certain other items. The Company excludes these items as it believes it allows for meaningful comparisons with other REITs and between periods and is more indicative of the ongoing performance of its assets. As with FFO, EBITDA, and hotel EBITDA, the Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar adjusted measures calculated by other REITs.
Trailing NOI Capitalization Rate
The Company calculates the weighted average capitalization rate by dividing the aggregate trailing 12-month net operating income of the subject hotels by the aggregate sales prices for such hotels. The Company defines net operating income as hotel revenues (room and other hotel operating revenues) less hotel expenses (hotel operating expenses, real estate and personal property taxes, insurance, ground rent, FF&E reserve, and other hotel expenses).